EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-94075) of Interland, Inc. of our report dated July 12, 2002 relating to the financial statements of the Micron Electronics, Inc. Retirement at Micron "RAM" Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
July 16, 2002